Exhibit 99.1


Global Aircraft Solutions Announces Management and Board Changes, Sets Annual Meeting and Provides Updated Earnings Guidance


TUCSON, Ariz. -- July 29, 2008 -- Global Aircraft Solutions, Inc. (OTC BB: GACF) today announced that it has accepted the resignation of Ian Herman as Chief Executive Officer of the Company. Mr. Herman will retain his position as Chairman of the Board, and will remain active in the Company as a Board member. The Board of Directors has appointed Gordon Hamilton CEO of the Company, effective immediately. Mr. Hamilton has been a Board Member of the Company since January 2004 and has been the CEO of the Company's two operating subsidiaries, Hamilton Aerospace Technologies, Inc. and World Jet Corporation, since January 1, 2008.

GACF's BOD authorized the formation of a wholly owned subsidiary to manage all aircraft trading activities, and the appointment of John Sawyer as CEO of the newly formed aircraft trading subsidiary.

The Company also announced that, effective immediately, Kenneth Raff and Brent Dau are joining the Board as independent members, thus increasing the number of board members to eight, of which five are independent.

Kenneth Raff is an Executive Director with the Seabury Group, an aviation advisory services firm, where he has been employed since 2001. Prior to joining Seabury, Mr. Raff was employed by American Airlines, Inc. for 15 years, including 7 years as Managing Director Fleet Transactions/Planning. Mr. Raff was employed by the Boeing Company as a Flight Test Analysis Engineer from 1980 through 1983. Kenneth Raff was awarded a B.S. in Mechanical Engineering from Georgia Tech University in 1980 and received an M.B.A. in Finance from the Harvard Business School in 1985.

Brent G. Dau is a managing director at Ewing & Partners, having joined the firm in mid-1998. Ewing & Partners is the manager of the Endurance Partnerships, which own approximately 12.5% of GACF's outstanding common shares. In addition, Mr. Dau is a partner of Endurance General Partners, L.P. Mr. Dau was employed by American Airlines from 1989 through 1994. At American, Mr. Dau served as a fleet planning analyst and later moved to AMR's treasury where he initiated and managed American Airlines' interest rate, foreign exchange, and fuel price hedging programs. Brent Dau received a B.S.E. in Mechanical Engineering from Princeton University in 1985 and a M.B.A. in International Finance from the University of Chicago in 1989. He is a Chartered Financial Analyst (CFA(TM)), and serves on the Board of Directors of the DFW CFA Society.

Along with adding two independent directors, GACF's Board of Directors has undertaken a series of resolutions to strengthen GACF's corporate governance. Specifically GACF is eliminating its staggered board terms and, commencing with the 2010 annual shareholders meeting, all board terms will be one year. The Board also resolved to request that the shareholders vote to amend the articles of incorporation to reflect this resolution as well as require majority shareholder or greater vote on matters requiring a vote.

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Global Aircraft Solutions has scheduled its 2008 annual shareholders meeting for
September 24th in Tucson, Arizona. Approximately 30 days prior to that date, the Company will send its proxy statement to shareholders and announce the exact time and place of the meeting. Besides the addition of Kenneth Raff and Brent Dau, the new slate of board members presented for shareholder approval will include Timothy Ewing, Managing Partner of Ewing & Partners, as a replacement member for Lawrence Mulcahy, who has elected not to stand for reelection. The Company thanks Mr. Mulcahy for his years of service. The full text of the Bylaw amendments, including other measures intended to improve corporate governance, can be found as an attachment to the SEC Form 8-K filed regarding these events.

Finally, the Company advises that, contrary to its previously stated anticipated 2nd quarter financial results, Global Aircraft Solutions will show a loss for its 2nd quarter 2008. The Company further advises that nearly the entire 2nd quarter losses arise from the write-down of aircraft inventory and receivables associated with a settlement agreement and completed aircraft maintenance transactions previously entered into with JetGlobal and BCI Aircraft Leasing, Inc. Exclusive of such write-downs, the Company's two operating subsidiaries, Hamilton Aerospace Technologies, Inc. and World Jet Corporation, both showed quarter to quarter growth in both Net Sales and Net Profit (before taxes). It is anticipated that the write-downs will be approximately $4.3 million and, together with other one-time aircraft trading losses incurred by Global, will result in a second quarter net loss (after tax benefit) of approximately the same amount. The Company will detail the write-downs taken in its 2nd quarter 2008 SEC Form 10-Q, which it intends to file on or before August 15, 2008.

Gordon Hamilton, CEO of Global Aircraft Solutions, stated, "The Management of Global Aircraft welcomes our new independent Board Members and looks forward to working together to improve both our corporate governance and our financial performance. While the write-downs we are taking in our 2nd quarter are regrettable, they are also essential to restoring the integrity of our balance sheet by eliminating, once and for all, the deleterious effect of already completed transactions that only serve to mask the solid gains the Company has been making in its core operating businesses this year. Despite the current write-downs, the Company remains sufficiently capitalized and, based on the performance of our core operating business units, the Company has the cash flow necessary to sustain normal operations."

Ian Herman, Chairman of Global Aircraft Solutions, commented, "The recent resolutions approved by the Board of Directors are intended to demonstrate our commitment to improve corporate governance and make Global Aircraft a Company which is more responsive to our investors concerning the improvement of our current market valuation. Gordon Hamilton has a lifetime of experience in the aircraft industry and, based on progress made by HAT and World Jet under his stewardship over the last seven months, I am confident that Gordon has all the skills necessary to successfully lead the Company. Similarly, we are fortunate


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to have people of the caliber of Ken Raff and Brent Dau to help guide the
Company forward. Finally, we intend to report our Q2 2008 results in a timely fashion and look forward to having Timothy Ewing also join our board in September. We view these changes in leadership, corporate governance, and financial write-downs as being critical to moving our corporation forward with a healthy new beginning. We believe that these tough decisions were required to provide new and existing shareholders the appropriate incentive to re-evaluate our current market valuation."

About Global Aircraft Solutions - Global Aircraft Solutions provides parts support and maintenance, repair and overhaul (MRO) services for large passenger jet aircraft to scheduled and charter airlines and aviation leasing companies. Hamilton Aerospace and World Jet, both divisions of Global Aircraft Solutions, operate from adjacent facilities comprising about 35 acres located at Tucson International Airport. These facilities include hangars, workshops, warehouses, offices and other buildings. Notable customers include G.A. Telesis, AfriJet, Zero G, Swift Air, Pamir Airways, Wind Rose Aviation, Jetran International, the Mexican Presidential Fleet, SEDENA, Canadian North Airlines, CanJet Airlines, Iraqi Airways, Ryan International Airlines, and Alant Soyuz.

Global's website is located at www.globalaircraftsolutions.com.
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Except for the historical information presented, this press release contains
"forward-looking statements" made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 or regulations thereunder including, but not limited to expected and estimated revenue and earnings. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management.

The words "believes," "expects," "intends," "plans," "anticipates," "hopes," "likely," "will," and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company or its subsidiaries or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. These risks include the economic health of the airline industry, demand for Global Aircraft Solutions' services, and competitive pricing pressures.

In addition, other risks are detailed in Global's Form 10-KSB for the year ended December 31, 2007 and Global's Form 10-Q for the quarter ended March 31, 2008. These statements speak only as of above dates, and Global disclaims any intent or obligation to update them.

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Contact:
     Global Aircraft Solutions, Inc.
     Gordon Hamilton, (520) 547-8631
     dhamilton@hamaerotech.com
              Or
     Alliance Advisors, LLC
     Alan Sheinwald, 914-669-0222
     asheinwald@allianceadvisors.net